Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 333-110924 on Form S-8 of Bank of America Corporation filed with the Securities and Exchange Commission, pertaining to The Countrywide Financial Corporation 401(k) Savings and Investment Plan Trust of our report dated June 25, 2009, with respect to the financial statements and supplemental schedule of The Countrywide Financial Corporation 401(k) Savings and Investment Plan Trust included in the Annual Report (Form 11-K) as of December 31, 2008 and for the year then ended.

/s/ Morris, Davis & Chan LLP

Charlotte, North Carolina

June 25, 2009

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